Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Form S-4, Amendment No. 2 of our report dated June 10, 2021, relating to the financial statements of Tailwind Acquisition Corp. (as restated), which is contained in that Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 10, 2021